293 EISENHOWER PARKWAY, SUITE 290
LIVINGSTON, NEW JERSEY 07039-1711
973-994-9494
FAX: 973-994-1571
www.sobel-cpa.com

Kenneth G. Hydock, Esq., CPA	Michael LaForge, CPA	SOBEL & CO L LC
Peter A. Levy, Esq.	Alan H. Rosenzweig, CPA	CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
Alan D. Sobel, CPA, MST	Harold R. Sobel, CPA
Elihu Katzman, CPA	Ronald G. Matan, CPA
Gary H. Hirsh, CPA, CFP	Darryl S. Neier, CFE, MSECM

Of Counsel:
Bernard Sobel, CPA, DABFA Michael A. Delli Santi, CPA

December 1, 2006

December 1, 2006

Re: Paper Clip Software, Inc.

Paper Clip Software, Inc. has furnished to us the text of a statement to be set forth by Paper Clip Software, Inc. as part of Item 4.01 of a Report on Form 8-K that is to be filed by Paper Clip Software, Inc. with the Commission with respect to our dismissal as independent registered public accountants for Paper Clip Software, Inc. on November 28, 2006. We agree with the text of the statement concerning our Firm that is to be part of Item 4.01 in such Form 8-K to be filed with the Commission.

By:	/s/ Sobel & Co., LLC
SOBEL & CO., LLC
Certified Public Accountants